Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (file nos. 333-174897 and 333-197616) and Form S-3 (file no. 333-198893) for Sigma Labs, Inc., of our report dated March 16, 2016, relating to the December 31, 2015 and 2014 financial statements of Sigma Labs, Inc. included in this annual report (Form 10-K) of Sigma Labs, Inc. for the year ended December 31, 2015.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah

March 16, 2016